UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2008

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 781-6173
(Telephone number, including area code)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

On July 29, 2008, Stephen Webster, Assistant Director in the Fort Worth office of the United States Securities Exchange Commission (“Commission”), provided a letter to Exobox indicating that the Commission’s formal investigation of the Company and its management commenced in 2006 has been terminated (“Termination Letter”). The Termination Letter, addressed to Thomas Pritchard of Brewer & Pritchard, P.C. and Jason Lewis of Locke Lord Bissell & Liddell LLP, the Company’s outside securities counsel, states that the Commission’s investigation of the Company styled, In the Matter of Exobox Technologies Corp. (FW – 3056), “has been completed as to Exobox Technologies Corp., its Chief Executive Officer, Robert Dillon and its other officers and directors, against whom we do not intend to recommend any enforcement action by the Commission.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon Robert B. Dillon, President & CEO Dated: July 30, 2008